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                                                                      EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                               1997      1996      1995
                                                                               ----      ----      ----
EARNING PER COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARE:
  Income Before Extraordinary Item                                           $21,662   $11,887   $28,990
                                                                             =======   =======   =======
  Net Income                                                                 $21,204   $10,501   $28,990
                                                                             =======   =======   =======
  Shares:
  Weighted average number of common
      shares outstanding                                                      21,374    18,523    17,724
  Weighted average number of additional
      shares issuable for common stock
      equivalents (a)                                                          1,121       977       287
                                                                             -------   -------   -------
         Adjusted common shares                                               22,495    19,500    18,011
                                                                             =======   =======   =======

EARNINGS PER SHARE:
  Income Before Extraordinary Item                                           $  0.96   $  0.61   $  1.61
                                                                             =======   =======   =======
  Net Income                                                                 $  0.94   $  0.54   $  1.61
                                                                             =======   =======   =======

(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive common stock equivalents.